UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — September 17, 2020

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

330 Hudson Street, 10th Floor, New York, NY 10013
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, no par value	MDCA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2020, MDC Partners Inc. (the “Company”) and Jonathan Mirsky, the Company’s General Counsel and Corporate Secretary, mutually agreed to end his employment with the Company effective September 30, 2020. In connection with his departure, Mr. Mirsky entered into a Separation Agreement and General Release dated September 22, 2020 (the “Separation Agreement”).

Subject to the terms and conditions of the Separation Agreement, Mr. Mirsky will be eligible to receive the severance benefits described in his employment agreement for a termination without cause, as well as limited entitlement to receive a prorated amount of his previously granted long-term incentive awards. The description contained herein of the Separation Agreement is qualified in its entirety by reference to the terms of the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Company’s Executive Vice President, David Ross, has assumed the additional role of General Counsel and Corporate Secretary effective immediately.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement and General Release dated September 22, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2020

MDC Partners Inc.

	By:	/s/ David Ross
David Ross
Executive Vice President

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